UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2018 (September 26, 2018)

RMG NETWORKS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On September 28, 2018 (the “Closing Date”) at 11:59 p.m. Eastern Time (the “Effective Time”), pursuant to the terms of an Agreement and Plan of Merger, dated as of April 2, 2018 (the “Original Merger Agreement”), as amended by the First Amendment and Waiver Agreement (“First Amendment”), dated as of August 18, 2018 (as so amended and as it may be further amended from time to time, the “Merger Agreement”), by and among RMG Networks Holding Corporation (the “Company”), SCG Digital, LLC, a Delaware limited liability company (“Parent”), SCG Digital Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and SCG Digital Financing, LLC, a Delaware limited liability company and an affiliate of Parent (“Lender”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of SCG Digital Holdings, LLC, a Delaware limited liability company and the surviving entity in a merger with Parent immediately prior to the Merger (“SCG Digital Holdings”). As of the Effective Time, the Company became indirectly beneficially wholly owned by entities controlled by Gregory H. Sachs, the Company’s executive chairman, Virgo Capital Fund III, L.P. and various other investors.

Item 1.02    Termination of a Material Definitive Agreement.

In connection with the Merger on September 28, 2018, the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under (i) the Amended and Restated Loan and Security Agreement, dated as of October 13, 2017, by and among the Company and certain of its subsidiaries and Silicon Valley Bank (as amended, the “SVB Agreement”) and (ii) the Subordinated Loan and Security Agreement, dated as of April 2, 2018, by and among the Company and certain of its subsidiaries and Lender (the “Bridge Loan Agreement” and together with the SVB Agreement, the “Prior Credit Facilities”) and terminated the Prior Credit Facilities.  The Company incurred a termination fee of $75,000 under the SVB Agreement and a pre-payment fee of $155,775 under the Bridge Loan Agreement.

The material terms of the Prior Credit Facilities are described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2018. Such description is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02 and 5.03 of this report is incorporated herein by reference.

At the Effective Time, each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company common stock”) (other than shares of Company common stock owned by the Company or shares owned by Parent or Merger Sub or their respective affiliates, including Gregory H. Sachs, our executive chairman, and shares (the “Dissenting Shares”) of Company common stock held by a stockholder who has properly exercised, and has not failed to perfect, withdrawn or otherwise lost, appraisal rights in accordance with Delaware law) was cancelled and converted into the right to receive $1.29 in cash, without interest and less applicable withholding taxes (the “Merger Consideration”).

The maximum aggregate cash Merger Consideration is approximately $11.8 million.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Original Merger Agreement, which is filed as Exhibit 2.1 hereto, and the First Amendment, which is filed as Exhibit 2.2 hereto, each of which is incorporated herein by reference.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Items 2.01 and 3.03 of this report is incorporated herein by reference.

On the Closing Date, the Company notified The NASDAQ Stock Market (“NASDAQ”) of the completion of the Merger, and requested that trading in the Company common stock be suspended and that the Company common stock be withdrawn from listing on NASDAQ effective as of the close of trading on the Closing Date. The Company also requested that NASDAQ file with the SEC a delisting application on Form 25 to report the delisting of the Company common stock from NASDAQ and deregistration of the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company common stock was delisted effective as of the close of trading on the Closing Date.

The Company intends to file with the SEC a Form 15 to terminate or suspend its reporting obligations under Section 13(a) and 15(d) of the Exchange Act at the time such filing is permitted under SEC rules.

Item 3.03    Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01 and 5.03 of this report is incorporated herein by reference.

As a result of the Merger, each share of Company common stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and certain excluded shares) was automatically canceled and ceased to exist, and was converted into the right to receive the Merger Consideration, less any applicable withholding taxes.  Accordingly, at the Effective Time, the Company’s stockholders immediately before the Effective Time ceased to have any rights in the Company as stockholders, other than their right to receive the Merger Consideration or, with respect to stockholders holding Dissenting Shares, appraisal rights.

Item 5.01    Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01 and 3.03 of this report is incorporated herein by reference.

On the Closing Date, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of SCG Digital Holdings.

As a result of the Merger, SCG Digital Holdings directly owns 100% of the Company’s voting securities, affiliates of Gregory H. Sachs beneficially own, directly or indirectly, approximately 27% of the Company’s voting securities, Virgo Capital Fund III, L.P. (“Virgo”) and affiliates of Virgo beneficially own, directly or indirectly, approximately 59% of the Company’s voting securities, and various other investors beneficially own, directly or indirectly, approximately 14% of the Company’s voting securities.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2018, the board of directors of the Company appointed Gerald Rosen as a director of the Company. On the same day, Mr. Rosen resigned from the Company board of directors. Mr. Rosen’s resignation was not the result of a disagreement with the Company.

As of the Effective Time, in accordance with the Merger Agreement, Lawrence Weber and Robert Michelson ceased serving as members of the Company’s board of directors.

As of September 29, 2018, Hemanth Parasuram and Guhan Swaminathan were elected as new members of the Company’s board of directors in connection with the arrangements of SCG Digital Holdings.  Gregory H. Sachs will continue his service as a member of the Company’s board of directors.  Mr. Parasuram and Mr. Swaminathan are each affiliated with Virgo.

As of September 29, 2018, Robert Michelson will continue as President and Chief Executive Officer, Jana Bell will continue as Executive Vice President and Chief Financial Officer, and Justin Caskey was appointed as Secretary of the Company.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s Certificate of Incorporation and Bylaws were amended and restated to read as set forth in Exhibit 3.1 and Exhibit 3.2, respectively, to this report, each of which is incorporated by reference in this Item 5.03.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On September 27, 2018, the Company held a special meeting of stockholders (the “Special Meeting”), at which holders of Company common stock as of August 3, 2018 voted on proposals to: (1) adopt and approve the Merger Agreement (the “Merger Proposal”) and (2) approve, on a non-binding, advisory basis, the compensation that named executive officers of the Company may receive in connection with the Merger pursuant to agreements or arrangements with the Company (the “Compensation Proposal”).

The Merger Proposal was approved by the holders of a majority of the outstanding shares of Company common stock entitled to vote at the Special Meeting, as required by Delaware law. In addition, the Merger Proposal was approved by the holders of a majority of the outstanding shares of Company common stock, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company’s executive chairman and (ii) any of the Company’s executive officers, as required by the Merger Agreement. Because the Merger Proposal was approved, a vote on the adjournment or postponement of the Special Meeting to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Proposal was not called at the Special Meeting.

The final voting results were as follows:

Merger Proposal.

The number of shares of Company common stock entitled to vote on the Merger Proposal that were voted for and against the Merger Proposal, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstentions	Broker Non-Votes
7,113,376	377,421	3,994	—

The number of shares of Company common stock entitled to vote on the Merger Proposal, excluding shares held by (i) Parent or Merger Sub or any of their respective affiliates, including Gregory H. Sachs, the Company’s executive chairman and (ii) any of the Company’s executive officers, that were voted for and against the Merger Proposal, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstentions	Broker Non-Votes
5,125,040	377,421	3,994	—

Compensation Proposal.

The number of shares of Company common stock entitled to vote on the Compensation Proposal that were voted for and against the Compensation Proposal, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstentions	Broker Non-Votes
7,118,562	334,477	41,752	—

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of April 2, 2018, by and among the Company, SCG Digital, LLC, SCG Digital Merger Sub, Inc. and SCG Digital Financing, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2018)

2.2

First Amendment and Waiver Agreement, dated August 18, 2018, by and among the Company, SCG Digital, LLC, SCG Digital Merger Sub, Inc. and SCG Digital Financing, LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2018)

3.1	Third Amended and Restated Articles of Incorporation of RMG Networks Holding Corporation

3.2	Second Amended and Restated Bylaws of RMG Networks Holding Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 1, 2018
RMG NETWORKS HOLDING CORPORATION

	By:	/s/ Robert Michelson
Robert Michelson
President and Chief Executive Officer